Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Date: March 14, 2025

Neurocords LLC

By:	/s/ Ariel Malik
	Name:	Ariel Malik
	Title:	Director

Ariel Malik

By:	/s/ Ariel Malik